Exhibit 99.1

UNIVERSAL INSURANCE HOLDINGS, INC. ANNOUNCES

FILING OF SHELF REGISTRATION

Fort Lauderdale, Fla., December 14, 2012 – Universal Insurance Holdings, Inc. (“Company”) (NYSE MKT: UVE) announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”). When the shelf registration statement is declared effective by the SEC, it will allow the Company to offer and sell, from time to time in the future, in one or more offerings, up to an aggregate of $100 million of its securities, which may consist of common stock, preferred stock, debt securities, warrants, rights, depositary shares or units consisting of any of the foregoing. In addition, the selling stockholder named in the registration statement may, from time to time in one or more offerings, offer and sell up to 7,000,000 shares of the Company’s common stock held by such selling stockholder. The Company will not receive any proceeds from the sale of common stock by the selling stockholder.

The shelf registration statement is intended to give the Company additional flexibility to finance future business opportunities and support the Company’s insurance subsidiaries by accessing the capital markets in an efficient and cost effective manner. Specific securities, terms and offering prices will be determined at the time of any offering and disclosed in a separate prospectus supplement to be filed with the SEC at the time of each offering. The Company has no present intention of making an offering.

The selling stockholder requested that the Company register his shares of common stock in order to facilitate diversification of his assets. He has advised the Company that he has made no arrangements or commitments for the sale of the shares being registered.

The shelf registration statement filed by the Company with the SEC has not yet become effective. No securities covered by the registration statement may be sold prior to its effectiveness, nor may offers to buy those securities be accepted before that time, and no securities will be offered by the Company unless and until the Company determines to proceed with an offering. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities covered by the registration statement, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the securities by the Company may be made solely by means of the prospectus included in the registration statement and the prospectus supplement for any future offering by the Company.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc. (“Company”), with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (“UPCIC”), a wholly owned subsidiary of the Company, is one of the three leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia,

Massachusetts and Maryland. American Platinum Property and Casualty Insurance Company, also a wholly owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2011 and the Form 10-Q for the quarter ended September 30, 2012.

Investor Contact:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com